                                                                    EXHIBIT 99.6

                      TERAYON COMMUNICATION SYSTEMS, INC.

                           STOCK OPTION GRANT NOTICE
                          (1997 Equity Incentive Plan)

TERAYON COMMUNICATION SYSTEMS, INC. (the "Company"), pursuant to its 1997 Equity Incentive Plan (the "Plan"), hereby grants to Optionee an option to purchase the number of shares of the Company's common stock set forth below. This option is subject to all of the terms and conditions as set forth herein and in Attachments I, II and III, which are incorporated herein in their entirety.

Optionee:                       _________________________________
Date of Grant:                  _________________________________
Vesting Commencement Date:      _________________________________
Shares Subject to Option:       _________________________________
Exercise Price Per Share:       _________________________________
Expiration Date:                _________________________________

____  Incentive Stock Option       ____  Nonstatutory Stock Option

     EXERCISE SCHEDULE:  Immediately Exercisable.
     -----------------

     VESTING SCHEDULE:   20% vested 12 months from Vesting Commencement Date;
     ----------------
     1/60th vests at the end of each month thereafter.

PAYMENT: Any or a combination of the following: (i) by cash or check, (ii) pursuant to a Regulation T program, as set forth in the Stock Option Agreement or (iii) by delivering shares of previously-owned common stock, as set forth in the Stock Option Agreement.

ADDITIONAL TERMS/ACKNOWLEDGEMENTS: The undersigned Optionee acknowledges receipt of, and understands and agrees to, this Grant Notice, the Stock Option Agreement and the Plan. Optionee further acknowledges that as of the Date of Grant, this Grant Notice, the Stock Option Agreement and the Plan set forth the entire understanding between Optionee and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) options previously granted and delivered to Optionee under the Plan, and (ii) the following agreements only:

     OTHER AGREEMENTS:          ___________________________________
                                ___________________________________
                                ___________________________________


TERAYON COMMUNICATION SYSTEMS, INC.  OPTIONEE:

By:______________________           ___________________________________
                                    Signature
Title:___________________

Date:____________________           Date:______________________________

Attachment I:    Stock Option Agreement
Attachment II:   1997 Equity Incentive Plan
Attachment III:  Notice of Exercise

                            STOCK OPTION AGREEMENT

     Pursuant to the Grant Notice and this Stock Option Agreement, the Company has granted you an option to purchase the number of shares of the Company's common stock ("Common Stock") indicated in the Grant Notice at the exercise price indicated in the Grant Notice.

     Your option is granted in connection with and in furtherance of the Company's compensatory benefit plan for the Company's employees (including officers), directors or consultants. Defined terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

     The details of your option are as follows:

     1. VESTING. Subject to the limitations contained herein, your option will vest as provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Status as an Employee, Director or Consultant.

     2.   METHOD OF PAYMENT.

          (a) PAYMENT OPTIONS. Payment of the exercise price by cash or check is due in full upon exercise of all or any part of your option, provided that you may elect, to the extent permitted by applicable law and the Grant Notice, to make payment of the exercise price under one of the following alternatives:

                (i) Payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

                (ii) Provided that at the time of exercise the Company's Common Stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of already-owned shares of Common Stock, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interests, which Common Stock shall be valued at its fair market value on the date of exercise; or

                (iii) Payment by a combination of the above methods.

     3.   WHOLE SHARES.  Your option may only be exercised for whole shares.

     4. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, your option may not be exercised unless the shares issuable upon exercise of your option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

     5. TERM. The term of your option commences on the Date of Grant and expires upon the earliest of:

          (i)   the Expiration Date indicated in the Grant Notice;

          (ii)  the tenth (10th) anniversary of the Date of Grant;

          (iii) eighteen (18) months after your death, if you die during, or within three (3) months after the termination of your Continuous Status as an Employee, Director or Consultant;

          (iv) twelve (12) months after the termination of your Continuous Status as an Employee, Director or Consultant due to disability;

          (v) immediately after the termination of your Continuous Status as Employee, Director or Consultant for Cause; or

          (vi) three (3) months after the termination of your Continuous Status as an Employee, Director or Consultant for any other reason, provided that if during any part of such three (3)-month period the option is not exercisable solely because of the condition set forth in paragraph 5 (Securities Law Compliance), in which event the option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of Continuous Status as an Employee, Director or Consultant.

          For these purposes, "Cause" shall include, but not be limited to, the commission of any act of fraud, embezzlement or dishonesty, any unauthorized use or disclosure of confidential information or trade secrets of the Company, or any other intentional misconduct adversely affecting the business or affairs of the Company in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company may consider as grounds for your dismissal or discharge.

          To obtain the federal income tax advantages associated with an "incentive stock option," the Code requires that at all times beginning on the grant date of the option and ending on the day three (3) months before the date of the option's exercise, you must be an employee of the Company, except in the event of your death or permanent and total disability. The Company cannot guarantee that your option will be treated as an "incentive stock option" if you exercise your option more than three (3) months after the date your employment with the Company terminates. Termination of employment, for ISO purposes, includes cessation of employment, but continued service as a director or consultant (notwithstanding that your continuous status will not have terminated for purpose of this Stock Option Agreement or the Plan).

     6.   EXERCISE.

          (a) You may exercise the vested portion of your option during its term (and the unvested portion of your option if the Grant Notice so permits) by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

          (b)   By exercising your option you agree that:

                (i) as a condition to any exercise of your option, the Company may require you to enter an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of
(1) the exercise of your option; (2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (3) the disposition of shares acquired upon such exercise;

                (ii) you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of an incentive stock option that occurs within two (2) years after the Date of Grant or within one (1) year after such shares of Common Stock are transferred upon exercise of your option; and

                (iii) the Company (or a representative of the underwriters) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Act, require that you not sell or otherwise transfer or dispose of any shares of Common Stock or other securities of the Company during such period (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Act as may be requested by the Company or the representative of the underwriters. You further agree that the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

     7. TRANSFERABILITY. Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

     8. RIGHT OF FIRST REFUSAL/RIGHT OF REPURCHASE. Vested shares that are received upon exercise of your option are subject to any right of first refusal that may be described in the Company's bylaws in effect at such time the Company elects to exercise its right. The Company's right of first refusal shall expire on the date of the first registration of an equity security of the Company under
Section 12 of the Exchange Act. In addition, to the extent provided in the Company's bylaws as amended from time to time, the Company shall have the right to repurchase all or any part of the shares received pursuant to the exercise of your option, which right shall be in addition to any right created by exercise prior to vesting.

     9. OPTION NOT A SERVICE CONTRACT. Your option is not an employment contract and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company, or of the Company to continue your employment with the Company. In addition, nothing in your option shall obligate the Company, its shareholders, board of directors, officers or employees to continue any relationship which you might have as a director or consultant for the Company.

     10. NOTICES. Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

     11. GOVERNING PLAN DOCUMENT. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, including without limitation the provisions of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.

                               NOTICE OF EXERCISE

Terayon Communication Systems, Inc.
2952 Bunker Hill Lane
Santa Clara, CA 95054

                                                     Date of Exercise:__________

Ladies and Gentlemen:

     This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

     Type of option:                      ___ Incentive       ___ Nonstatutory

     Stock option dated:                  ____________________

     Number of shares as
     to which option is
     exercised:                           ____________________

     Certificates to be
     issued in name of:                   ____________________

     Total exercise price:                $___________________

     Cash payment delivered
     herewith:                            $___________________

     Value of ______ shares of
     common stock delivered herewith/2/:  $___________________

____________________________
/2/ Shares must meet the public trading requirements set forth in the option. Shares must be valued in accordance with the terms of the option being exercised, must have been owned for the minimum period required in the option, and must be owned free and clear of any liens, claims, encumbrances or security interests. Certificates must be endorsed or accompanied by an executed assignment separate from certificate.

     By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the Company's 1997 Equity Incentive Plan,
(ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of the Option, and (iii) to the extent the Option is an incentive stock option, to notify you in writing within fifteen (15) days after the date of any disposition of any of the shares of Common Stock issued upon exercise of this Option that occurs within two (2) years after the date of grant of the Option or within one (1)
                                                           --
year after such shares of Common Stock are issued upon exercise of the Option.

     I further agree that, if required by the Company (or a representative of the underwriters) in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, I will not sell or otherwise transfer or dispose of any shares of Common Stock or other securities of the Company during such period (not to exceed one hundred eighty
(180) days following the effective date of the registration statement of the Company filed under the Securities Act as may be requested by the Company or representatives of the underwriters. I further agree that the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

                                        Very truly yours,


                                        _______________________________________

                   EARLY EXERCISE STOCK PURCHASE AGREEMENT

     THIS AGREEMENT is made by and between TERAYON COMMUNICATION SYSTEMS, INC., a Delaware corporation (the "Corporation"), and ________________ ("Purchaser").

                                 WITNESSETH:

     WHEREAS, Purchaser holds an incentive/nonstatutory stock option to purchase shares of common stock of the Corporation pursuant to the Corporation's 1997 Equity Incentive Plan (the "Plan") which Purchaser desires to exercise; and

     WHEREAS, Purchaser wishes to take advantage of the early exercise provision of his option and therefore to enter into this Agreement;

     NOW, THEREFORE, IT IS AGREED between the parties as follows:

     1. Purchaser hereby agrees to purchase from the Corporation, and the Corporation hereby agrees to sell to Purchaser, an aggregate of ________________________ (______) shares of the common stock (the "Stock") of the Corporation, for an exercise price of ___________ ($____) per share (total exercise price: _________________________________ ($________) payable as follows:

          Cash at Closing                $__________________________

          Promissory Note in the form
          of Exhibit E (the "Note")      $__________________________

          Value of _____ shares of
          Terayon Communication
          Systems, Inc.
          common stock/1/                $__________________________


          Total Exercise Price           $__________________________



     The closing hereunder shall occur at the offices of the Corporation on the date of this Agreement or at such other time and place as the parties may mutually agree upon in writing.

     At the closing, Purchaser shall deliver three (3) stock assignments in the form of Exhibit B, duly endorsed (with date and number of shares left blank), joint escrow instructions (the "Joint Escrow Instructions") in the form of Exhibit C, duly executed by Purchaser, and the total exercise price (including an executed Note in the form of Exhibit E if a portion of the total exercise price is
_______________________________
/1/   Shares must meet the public trading requirements set forth in the option. Shares must be valued in accordance with the terms of the option being exercised, must have been owned for the minimum period required in the option, and must be owned free and clear of any liens, claims, encumbrances or security interests. Certificates must be endorsed or accompanied by an executed assignment separate from certificate.

to be paid by promissory note) and an executed pledge agreement in the form of Exhibit F (the "Pledge Agreement") under which all shares of the Stock acquired by Note shall be pledged as collateral security for the payment of the indebtedness represented by the Note; and including endorsed certificates representing the appropriate number of shares of the Corporation's common stock if a portion of the total exercise price is to be paid by common stock.

     At the closing or as soon thereafter as practicable, the Corporation shall deliver to the Escrow Agent (as defined in paragraph 8 below) share certificates for all of the Stock that is to be subject to the Purchase Option (as defined in paragraph 2 below), and shall deliver share certificates to Purchaser for all of the Stock, if any, that is not to be subject to the Purchase Option or the Pledge Agreement. The certificates for all of the Stock that is subject to the Pledge Agreement but not the Purchase Option shall be retained by the Corporation as security pursuant to the Pledge Agreement.

     2. In accordance with the provisions of section 408(b) of the California General Corporation Law, the Stock to be purchased by Purchaser pursuant to this Agreement shall be subject to the following option ("Purchase Option"):

          (a) In the event that Purchaser shall cease to have a service relationship with the Corporation for any reason (including his death), or no reason, with or without cause, the Purchase Option may be exercised. The Corporation shall have the right at any time within sixty (60) days after such cessation of employment to purchase from Purchaser or his personal representative, as the case may be, at the price per share paid by Purchaser pursuant to this Agreement ("Option Price"), up to but not exceeding the number of shares of the Stock set forth on Exhibit A hereto which is incorporated herein by this reference.

          (b) In addition, and without limiting the foregoing Purchase Option, if at any time during the term of the Purchase Option, there occurs: (a) a dissolution or liquidation of the Corporation; (b) a merger or consolidation involving the Corporation in which the Corporation is not the surviving corporation; (c) a reverse merger in which the Corporation is the surviving corporation but the shares of the Corporation's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of other securities, cash or otherwise; or
(d) any other capital reorganization in which more than fifty percent (50%) of the shares of the Corporation entitled to vote are exchanged, then: (i) if there is no successor to the Corporation, the Corporation shall have the right to exercise its Purchase Option as to all or any portion of the Stock then subject to the Purchase Option set forth above to the same extent as if Purchaser's service relationship with the Corporation had ceased on the date preceding the date of consummation of said event or transaction or (ii) the Purchase Option may be assigned to any successor of the Corporation, and the Purchase Option shall apply if Purchaser shall cease for any reason to have a service relationship with such successor on the same basis as set forth above. In that case, references herein to the "Corporation" shall be deemed to refer to such successor.

          (c) The Corporation shall be entitled to pay for any shares purchased pursuant to its Purchase Option at the Corporation's option in cash, by offset against any indebtedness given in payment for the Stock, or a combination of both.

          (d) As used herein, service relationship and similar terms shall include acting as a consultant or director of the Corporation.

          (e) This Agreement is not a service contract and nothing in this Agreement shall be deemed to create in any way whatsoever any obligation on the part of Purchaser to continue in the service of the Corporation, or of the Corporation to continue Purchaser in the service of the Corporation.

          (f) In the event that the Stock's fair market value (as defined in the Plan) is equal to or exceeds the Option Price on the date that the Purchaser ceases to have a service relationship with the Corporation, the Company shall exercise its purchase option to the extent permitted by law.

     3. The Purchase Option may be exercised by giving written notice of exercise delivered or mailed as provided in paragraph 14. Upon providing of such notice and payment or tender of the purchase price, the Corporation shall become the legal and beneficial owner of the Stock being purchased and all rights and interests therein or related thereto.

     4. If from time to time during the term of the Purchase Option there is any stock dividend or liquidating dividend or distribution of cash and/or property, stock split or other change in the character or amount of any of the outstanding securities of the Corporation, then, in such event, any and all new, substituted or additional securities or other property to which Purchaser is entitled by reason of his ownership of Stock will be immediately subject to the Purchase Option and be included in the word "Stock" for all purposes of the Purchase Option with the same force and effect as the shares of Stock then subject to the Purchase Option. While the total Option Price shall remain the same after each such event, the Option Price per share of Stock upon exercise of the Purchase Option shall be appropriately adjusted.

     5. All certificates representing any shares of Stock of the Corporation subject to the provisions of this Agreement shall have endorsed thereon legends in substantially the following form:

                (i) "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN OPTION SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, OR HIS PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION. ANY TRANSFER OR ATTEMPTED TRANSFER OF
ANY SHARES SUBJECT TO SUCH OPTION IS VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF THE ISSUER OF THESE SHARES."

                (ii) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

                (iii) "ANY LEGEND REQUIRED TO BE PLACED THEREON BY THE CALIFORNIA COMMISSIONER OF CORPORATIONS.

     6. Purchaser acknowledges that he is aware that the Stock to be issued to him by the Corporation pursuant to this Agreement has not been registered under the Securities Act of 1933, as amended (the "Act"), on the basis that no distribution or public offering of the Stock is to be effected, and in this connection acknowledges that the Corporation is relying on the following representations. In this connection, Purchaser warrants and represents to the Corporation that he is acquiring the Stock for investment and not with a view to or for sale in connection with any distribution of the Stock or with any present intention of distributing or selling the Stock and he does not presently have reason to anticipate any change in circumstances or any particular occasion or event which would cause him to sell the Stock. Purchaser recognizes that the Stock must be held indefinitely unless it is subsequently registered under the Act or an exemption from such registration is available and, further, recognizes that the Corporation is under no obligation to register the Stock or to comply with any exemption from such registration.

     7. Purchaser is aware that the Stock may not be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met and until Purchaser has held the Stock for at least two (2) years. Among the conditions for use of Rule 144 is the availability of specified current public information about the Corporation. Purchaser recognizes that the Corporation presently has no plans to make such information available to the public.

     Whether or not the Purchase Option is exercised or has lapsed, Purchaser further agrees not to make any disposition of any of the Stock in any event unless and until:

          (a) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

          (b)   (i)   Purchaser shall have notified the Corporation of the
proposed disposition and shall have furnished the Corporation with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) Purchaser shall have given the Corporation an opinion of counsel, which opinion and counsel shall be satisfactory to the Corporation, to the effect that such disposition will not require registration of the Stock under the Act.

     8. As security for his faithful performance of the terms of this Agreement and to insure the availability for delivery of Purchaser's Stock upon exercise of the Purchase Option herein provided for, Purchaser agrees, at the closing hereunder (or as soon thereafter as practicable), to deliver (or have the Corporation deliver on the Purchaser's behalf) to and deposit with the Secretary of the Corporation ("Escrow Agent"), as Escrow Agent in this transaction, three (3) stock assignments duly endorsed (with date and number of shares left blank) in the form attached hereto as Exhibit B, together with a certificate or certificates evidencing all of the Stock subject to the Purchase Option; said documents are to be held by the Escrow Agent and delivered by said Escrow Agent pursuant to the Joint Escrow Instructions of the Corporation and Purchaser set forth in Exhibit C attached hereto and incorporated herein by this reference, which instructions shall also be delivered to the Escrow Agent at the closing hereunder (or as soon thereafter as practicable). If a portion of the total purchase price is paid by a promissory note, the Stock is also subject to the Pledge Agreement, and possession of the certificates and stock assignments by the Escrow Agent shall also constitute possession by the Corporation of such instruments pursuant to the Pledge Agreement.

     9. Purchaser shall not sell or transfer any of the Stock subject to the Purchase Option or any interest therein so long as such Stock is subject to the Purchase Option or the Pledge Agreement.

     10. The Corporation shall not be required (i) to transfer on its books any shares of Stock of the Corporation which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

     11. Subject to the provisions of paragraphs 9 and 10 above, Purchaser (but not any unapproved transferee) shall, during the term of this Agreement, exercise all rights and privileges of a stockholder of the Corporation with respect to the Stock.

     12. Purchaser acknowledges receipt of a copy of Section 260.141.11 of Title 10 of the California Code of Regulations, attached hereto as Exhibit D.

     13. The parties agree to execute such further instruments and to take such further action as reasonably may be necessary to carry out the intent of this Agreement.

     14. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in any United States Post Office Box, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at his address hereinafter shown below his signature or at such other address as such party may designate by ten (10) days' advance written notice to the other party hereto.

     15. This Agreement shall bind and inure to the benefit of the successors and assigns of the Corporation and, subject to the restrictions on transfer herein set forth, inure to the benefit of and be binding upon Purchaser, his heirs, executors, administrators, successors, and assigns. Without limiting the generality of the foregoing, the Purchase Option of the Corporation hereunder shall be assignable by the Corporation at any time or from time to time, in whole or in part. Should the right of repurchase be assigned by the Corporation, the assignee shall pay to the

Corporation cash equal to the excess, if any, of the Stock's Fair Market Value (as defined in the Plan) over the Option Price.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the ____ of _________, 199_.

                                    TERAYON COMMUNICATION SYSTEMS, INC.

                                    By:____________________________________

                          Address:  2952 Bunker Hill Lane
                                    Santa Clara, CA  95054



                                    _______________________________________

                                    _______________, Purchaser

                           Address: _______________________________________

                                    _______________________________________

ATTACHMENTS:

Exhibit A  Vesting Schedule
Exhibit B  Assignment Separate from Certificate
Exhibit C  Joint Escrow Instructions
Exhibit D California Code of Regulations, Title 10, Section 260.141.11 Exhibit E Promissory Note
Exhibit F  Stock Pledge Agreement

                                  EXHIBIT A

                              VESTING SCHEDULE

                                               NUMBER OF SHARES
                                               SUBJECT TO
IF CESSATION OF EMPLOYMENT OCCURS:             PURCHASE OPTION:

     Before __________, 199_                   ______ shares

     From __________, 199_                     ______ shares less ______ shares
      until __________, 200_                   on the __ day of each month
                                               following ____________, 199_

     After______________, 200_                 Zero

                                  EXHIBIT B

                    ASSIGNMENT SEPARATE FROM CERTIFICATE

     FOR VALUE RECEIVED and pursuant to that certain Early Exercise Stock Purchase Agreement dated as of ____________________, 199___ (the "Agreement"), ____________________hereby sells, assigns and transfers unto
_____________________________________________ (_________) shares of common stock of Terayon Communication Systems, Inc., a Delaware corporation, standing in the undersigned's name on the books of said corporation represented by Certificate No. _____ herewith, and does hereby irrevocably constitute and appoint Cooley Godward llp attorney to transfer the said stock on the books of the said corporation with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Agreement, in connection with the repurchase of shares of Common Stock issued to the undersigned pursuant to the Agreement, and only to the extent that such shares remain subject to the Company's Purchase Option under the Agreement.


Dated:______________________

                                            Signature__________________________

                                   EXHIBIT C

                           JOINT ESCROW INSTRUCTIONS


Terayon Communication Systems, Inc.
2952 Bunker Hill Lane
Santa Clara, CA  95054
Attn:  Secretary

Dear Sir or Madam:

     As Escrow Agent for both Terayon Communication Systems, Inc., a Delaware corporation ("Corporation"), and the undersigned purchaser of stock of the Corporation ("Purchaser"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Early Exercise Stock Purchase Agreement ("Agreement"), dated ____________________, 199__, to which a copy of these Joint Escrow Instructions is attached as Exhibit C, in accordance with the following instructions:

     1. In the event the Corporation or an assignee shall elect to exercise the Purchase Option set forth in the Agreement, the Corporation or its assignee will give to Purchaser and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing hereunder at the principal office of the Corporation. Purchaser and the Corporation hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

     2. At the closing you are directed (a) to date any stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Corporation against the simultaneous delivery to you of the purchase price (which may include suitable acknowledgment of cancellation of indebtedness) of the number of shares of stock being purchased pursuant to the exercise of the Purchase Option.

     3. Purchaser irrevocably authorizes the Corporation to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as specified in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such securities and other property all documents of assignment and/or transfer and all stock certificates necessary or appropriate to make all securities negotiable and complete any transaction herein contemplated.

     4. This escrow shall terminate upon expiration or exercise in full of the Purchase Option, whichever occurs first.

     5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of same to Purchaser and shall be discharged of all further obligations hereunder; provided, however, that if at the time of termination of this escrow you are advised by the Corporation that the property subject to this escrow is the subject of a pledge or other security agreement, you shall deliver all such property to the pledgeholder or other person designated by the Corporation.

     6. Except at otherwise provided in these Joint Escrow Instructions, your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

     7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties or their assignees. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

     8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court.
In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

     9. You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

     10. You shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

     11. You shall be entitled to employ such legal counsel (including without limitation the firm of Cooley Godward llp) and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

     12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be Secretary of the Corporation or if you shall resign by written notice to each party. In the event of any such termination, the Corporation may appoint any officer or assistant officer of the Corporation as successor Escrow Agent and Purchaser hereby confirms the appointment of such successor or successors as his attorney-in-fact and agent to the full extent of your appointment.

     13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

     14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities, you may (but are not obligated to) retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

     15. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in any United States Post Box, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties hereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days' written notice to each of the other parties hereto:

          CORPORATION:       TERAYON COMMUNICATION SYSTEMS, INC.
                             2952 Bunker Hill Lane
                             Santa Clara, CA  95054

          PURCHASER:         ________________________________________

                             ________________________________________

                             ________________________________________

          SECRETARY:         Secretary
                             TERAYON COMMUNICATION SYSTEMS, INC.
                             2952 Bunker Hill Lane
                             Santa Clara, CA  95054

     16. By signing these Joint Escrow Instructions you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

     17. This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. It is understood and agreed that references to "you" or "your" herein refer to the original Escrow Agent and to any and all successor Escrow Agents. It is understood and agreed that the Corporation may at any time or from time to time assign its rights under the Agreement and these Joint Escrow Instructions in whole or in part.

                                    Very truly yours,

                                    TERAYON COMMUNICATION SYSTEMS, INC.

                                    By__________________________________
                                    PURCHASER:

                                    ____________________________________

ESCROW AGENT:


_________________________________
Secretary
TERAYON COMMUNICATION SYSTEMS, INC.

                                  EXHIBIT D

        CALIFORNIA CODE OF REGULATIONS, TITLE 10, SECTION 260.141.11

            STATE OF CALIFORNIA - CALIFORNIA ADMINISTRATIVE CODE
            ----------------------------------------------------

       TITLE 10. Investment - Chapter 3. Commissioner of Corporations

260.141.11:  RESTRICTION ON TRANSFER.  (a) The issuer of any security upon which
----------   -----------------------
a restriction on transfer has been imposed pursuant to Sections 260.102.6,
260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

(b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section
260.141.12 of these rules), except:

                    (1)  to the issuer;

                    (2)  pursuant to the order or process of any court;

                    (3) to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

                    (4) to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants, or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

                    (5) to holders of securities of the same class of the same issuer;

                    (6)  by way of gift or donation inter vivos or on death;

                    (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

                    (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or a member of an underwriting syndicate or selling group;

                    (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

                    (10) by way of a sale qualified under Sections 25111, 25112, 25113, or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

                    (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

                    (12) by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

                    (13) between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

                    (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state; or

                    (15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

                    (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities;

                    (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of
Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

(c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

     "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

                                   EXHIBIT E

                                PROMISSORY NOTE

$_______________                                              ______, California
                                                                __________, 199_

     FOR VALUE RECEIVED, the undersigned hereby unconditionally promises to pay to the order of TERAYON COMMUNICATION SYSTEMS, INC., a Delaware corporation (the "Company"), at Santa Clara, California, or at such other place as the holder hereof may designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of ________________ Dollars ($_________) together with interest accrued from the date hereof on the unpaid principal at the rate of ______%/2/ per annum, or the maximum rate permissible by law (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less, as follows:

          PRINCIPAL REPAYMENT. The outstanding principal amount hereunder shall be subject to scheduled amortized repayments on the dates and in the amounts listed below.




               PRINCIPAL REPAYMENT DATE         REPAYMENT AMOUNT

               INTEREST PAYMENTS. Interest shall be payable in arrears on each Principal Repayment Date and shall be calculated on the basis of a 360-day year for the actual number of days elapsed;

provided, however, that in the event that the undersigned's service relationship or association with the Company is terminated for any reason prior to payment in full of this Note, this Note shall be accelerated and all remaining unpaid principal and interest shall become due and payable immediately after such termination.

     If the undersigned fails to pay any of the principal and accrued interest when due, the Company, at its sole option, shall have the right to accelerate this Note, in which event the entire principal balance and all accrued interest shall become immediately due and payable, and immediately collectible by the Company pursuant to applicable law.

     This Note may be prepaid at any time without penalty. All money paid toward the satisfaction of this Note shall be applied first to the payment of interest as required hereunder and then to the retirement of the principal.

_______________________
/2/ CHECK WITH TAX DEPARTMENT ATTORNEY TO GET APPLICABLE INTEREST RATE FOR THE MONTH THE NOTE IS MADE AND FOR THE TERMS THEREOF. NOTE THAT NOT USING THE APPROPRIATE INTEREST RATE MAY RESULT IN THERE BEING IMPUTED INTEREST INCOME.

     The full amount of this Note is secured by a pledge of shares of Common Stock of the Company, and is subject to all of the terms and provisions of the Early Exercise Stock Purchase Agreement and the Pledge Agreement, each of even date herewith between the undersigned and the Company.

     The undersigned hereby represents and agrees that the amounts due under this Note are not consumer debt, and are not incurred primarily for personal, family or household purposes, but are for business and commercial purposes only.

     The undersigned hereby waives presentment, protest and notice of protest, demand for payment, notice of dishonor and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note.

     The holder hereof shall be entitled to recover, and the undersigned agrees to pay when incurred, all costs and expenses of collection of this Note, including without limitation, reasonable attorneys' fees.

     This Note shall be governed by, and construed, enforced and interpreted in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

                                       Signed_________________________________

                                  EXHIBIT F

                           STOCK PLEDGE AGREEMENT

     1. As collateral security for the payment of that certain promissory note in principal amount of $______________ issued this date to _____________________
("Pledgee") by the undersigned (hereinafter called "indebtedness"), the undersigned hereby assigns, transfers to and pledges with the Pledgee the securities listed on Schedule 1 hereto which were this day delivered to be deposited with Pledgee, together with any stock rights, rights to subscribe, dividends paid in cash or other property in connection with the complete or partial liquidation of Pledgee, stock dividends, dividends paid in stock, new securities or other property except cash dividends other than liquidating dividends to which the undersigned is or may hereafter become entitled to receive on account of such property, and in the event that the undersigned receives any such, the undersigned will immediately deliver it to Pledgee to be held by Pledgee hereunder in the same manner as the property originally pledged hereunder. All property assigned, transferred to and pledged with Pledgee under this paragraph is hereinafter called "collateral."

     2. At any time, without notice, and at the expense of the undersigned, Pledgee in its name or in the name of its nominee or of the undersigned may, but shall not be obligated to: (1) collect by legal proceedings or otherwise all dividends (except cash dividends other than liquidating dividends), interest, principal payments and other sums now or hereafter payable upon or on account of said collateral; (2) enter into any extension, reorganization, deposit, merger, or consolidation agreement, or any agreement in any wise relating to or affecting the collateral, and in connection therewith may deposit or surrender control of such collateral thereunder, accept other property in exchange for such collateral and do and perform such acts and things as it may deem proper, and any money or property received in exchange for such collateral shall be applied to the indebtedness or thereafter held by it pursuant to the provisions hereof; (3) insure, process and preserve the collateral; (4) cause the collateral to be transferred to its name or to the name of its nominee; (5) exercise as to such collateral all the rights, powers, and remedies of an owner, except that so long as the indebtedness is not in default the undersigned shall retain all voting rights as to the collateral.

     3. The undersigned agrees to pay prior to delinquency all taxes, charges, liens and assessments against the collateral, and upon the failure of the undersigned to do so Pledgee at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same.

     4. All advances, charges, costs and expenses, including reasonable attorneys' fees, incurred or paid by Pledgee in exercising any right, power or remedy conferred by this agreement, or in the enforcement thereof, shall become a part of the indebtedness secured hereunder and shall be paid to Pledgee by the undersigned immediately and without demand.

     5. At the option of Pledgee and without necessity of demand or notice, all or any part of the indebtedness of the undersigned shall immediately become due and payable irrespective of any agreed maturity, upon the happening of any of the following events: (1) failure to keep or perform any of the terms or provisions of this agreement; (2) default in the payment of principal or interest when due; (3) the levy of any attachment, execution or other process against the collateral; or (4) the insolvency, commission of an act of bankruptcy, general assignment for the benefit of creditors, filing of any petition in bankruptcy or for relief under the provisions of Title 11, United States Code, Bankruptcy, of, by, or against the undersigned.

     6. In the event of the nonpayment of any indebtedness when due, whether by acceleration or otherwise, or upon the happening of any of the events specified in the last preceding paragraph, Pledgee may then, or at any time thereafter, at its election, apply, set off, collect or sell in one or more sales, or take such steps as may be necessary to liquidate and reduce to cash in the hands of Pledgee in whole or in part, with or without any previous demands or demand of performance or notice or advertisement, the whole or any part of the collateral in such order as Pledgee may elect, and any such sale may be made either at public or private sale at its place of business or elsewhere, or at any broker's board or securities exchange, either for cash or upon credit or for future delivery; provided, however, that if such disposition is at private sale, then the purchase price of the collateral shall be equal to the public market price then in effect, or, if at the time of sale no public market for the collateral exists, then, in recognition of the fact that the sale of the collateral would have to be registered under the Securities Act of 1933 and that the expenses of such registration are commercially unreasonable for the type and amount of collateral pledged hereunder, Pledgee and the undersigned hereby agree that such private sale shall be at a purchase price mutually agreed to by Pledgee and the undersigned or, if the parties cannot agree upon a purchase price, then at a purchase price established by a majority of three independent appraisers knowledgeable of the value of such collateral, one named by the undersigned within 10 days after written request by the Pledgee to do so, one named by Pledgee within such 10 day period, and the third named by the two appraisers so selected, with the appraisal to be rendered by such body within 30 days of the appointment of the third appraiser. The cost of such appraisal, including all appraiser's fees, shall be charged against the proceeds of sale as an expense of such sale. Pledgee may be the purchaser of any or all collateral so sold and hold the same thereafter in its own right free from any claim of the undersigned or right of redemption. Demands of performance, notices of sale, advertisements and presence of property at sale are hereby waived, and Pledgee is hereby authorized to sell hereunder any evidence of debt pledged to it. Any sale hereunder may be conducted by any officer or agent of Pledgee.

     7. The proceeds of the sale of any of the collateral and all sums received or collected by Pledgee from or on account of such collateral shall be applied by Pledgee to the payment of expenses incurred or paid by Pledgee in connection with any sale, transfer or delivery of the collateral, to the payment of any other costs, charges, attorneys' fees or expenses mentioned herein, and to the payment of the indebtedness or any part hereof, all in such order and manner as Pledgee in its discretion may determine. Pledgee shall pay any balance to the undersigned.

     8. Pledgee shall be under no duty or obligation whatsoever to make or give any presentments, demands for performance, notices of non-performance, protests, notices of protest or notices of dishonor in connection with any obligations or evidences of indebtedness held by Pledgee as collateral, or in connection with any obligations or evidences of indebtedness which constitute in whole or in part the indebtedness secured hereunder.

     9. Pledgee may at any time deliver the collateral or any part thereof to the undersigned and the receipt of the undersigned shall be a complete and full acquittance for the collateral so delivered, and Pledgee shall thereafter be discharged from any liability or responsibility therefor.

     10. Upon the transfer of all or any part of the indebtedness Pledgee may transfer all or any part of the collateral and shall be fully discharged thereafter from all liability and responsibility with respect to such collateral so transferred, and the transferee shall be vested with all the rights and powers of Pledgee hereunder with respect to such collateral so transferred; but with respect to any collateral not so transferred Pledgee shall retain all rights and powers hereby given.

     11. Until all indebtedness shall have been paid in full the power of sale and all other rights, powers and remedies granted to Pledgee hereunder shall continue to exist and may be exercised by Pledgee at any time and from time to time irrespective of the fact that the indebtedness or any part thereof may have become barred by any statute of limitations, or that the personal liability of the undersigned may have ceased.

     12. Pledgee agrees that so long as the indebtedness is not in default, shares of Terayon Communication Systems, Inc. common stock held hereunder as collateral for the indebtedness shall be released from pledge as the indebtedness is paid. Such releases shall be at the rate of one share for each $____________ of principal amount of indebtedness paid. Release from pledge, however, shall not result in release from the provisions of those certain Joint Escrow Instructions, if any, of even date herewith among the parties to this Pledge Agreement and the Escrow Agent named therein or from the Purchase Option of Terayon Communication Systems, Inc., set forth in the Early Exercise Stock Purchase Agreement dated __________________, 19__, if any, between the parties to this Pledge Agreement.

     13. The rights, powers and remedies given to Pledgee by this agreement shall be in addition to all rights, powers and remedies given to Pledgee by virtue of any statute or rule of law. Pledgee may exercise its Pledgee's lien or right of setoff with respect to the indebtedness in the same manner as if the indebtedness were unsecured. Any forbearance or failure or delay by Pledgee in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of Pledgee shall continue in full force and effect until such right, power or remedy is specifically waived by an instrument in writing executed by Pledgee.

     Dated:_________________, 19__



                                                _______________________________

ATTACHMENT:

 Schedule 1

                                   SCHEDULE 1
                                       TO

                                PLEDGE AGREEMENT

                                [SHARES PLEDGED]